                        CERTIFICATE OF AMENDMENT
                                   OF
            AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                   OF
                         MEDIA ARTS GROUP, INC.


Media Arts Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held on June 22, 1998, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:

RESOLVED, that the Restated Certificate of Incorporation of Media Arts Group, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

"Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 80,000,000 shares of Common Stock, each having a par value of one penny ($.01), and 1,000,000 shares of Preferred Stock, each having a par value of one ($.01).

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; and/or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions."

SECOND: That at a meeting of stockholders of said corporation, held on September 17, 1998, the stockholders approved said amendment.

THIRD: That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by James F. Landrum, Jr., its Senior Vice President, General Counsel & Corporate Secretary, this 29th day of September, 1998.


                           MEDIA ARTS GROUP, INC.


                           By  /s/ James F. Landrum, Jr.
                           --------------------------------------
                           James F. Landrum, Jr.
                           Snr. VP, General Counsel & Corporate Secretary

                        CERTIFICATE OF MERGER


Pursuant to Section 252 of the General Corporation Law of the State of Delaware, the following Certificate of Merger is adopted for the purposes of effecting a merger in accordance such laws.

The undersigned corporation, Media Arts Group, Inc., is a for-profit corporation duly organized, existing and in good standing under the laws of the State of Delaware.

THE CORPORATION DOES HEREBY CERTIFY:

FIRST: That the name, state of incorporation and total stock of each of the constituent corporations of the merger is as follows:
                                                       Number of
                           State of                    Shares of      Par
Name of Corporation        Incorp.    Class/Series Authorized Stock Value
Media Arts Group, Inc.     Delaware   Common        20,000,000      $0.01
Media Arts Group, Inc.     Delaware   Preferred      1,000,000      $0.01
John Hine Studios, Inc.    Texas      Common             1,000      No Par
Lightpost Publishing, Inc. California Common        10,000,000      $0.002

SECOND: That a Merger Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: Media Arts Group, Inc. is the parent corporation of subsidiary entities John Hine Studios, Inc. and Lightpost Publishing, Inc

FOURTH: The surviving corporation of the merger is Media Arts Group, Inc. The disappearing corporations are John Hine Studios, Inc. and Lightpost Publishing, Inc.

FIFTH: The certificate of incorporation of Media Arts Group, Inc., the surviving corporation, shall remain unamended.

SIXTH: That the executed Merger Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, Media Arts Group, Inc. The address of the principal place of business of the surviving corporation is Ten Almaden Blvd., Ninth floor, San Jose, California 95113,

SEVENTH: That a copy of the Merger Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

EIGHT: The Merger Agreement and Plan of Merger was duly approved by the Board of Directors of the corporation on March 27, 1996.

NINTH: No shareholder approval was required, as Media Arts Group, Inc. is the parent company and sole (100%) shareholder of both subsidiary disappearing corporations Lightpost Pub1ishing, Inc. and John Hine Studios, Inc.

TENTH:  The merger will become effective on March 31, 1996.


We, Kenneth E. Raasch, as President of Media Arts Group, Inc., and Susan Edstrom, as Secretary of Media Arts Group, Inc., approve, adopt, and certify the above Certificate of Merger.

We further declare under penalty of perjury under the laws of the State of California and Delaware that the matters set forth in this certificate are true and correct of our own knowledge.


                                            By  /s/ Kenneth E. Raasch
                                            -----------------------------
Dated:  March 27, 1996                      Kenneth Raasch, President
                                            Media Arts Group, Inc.


                                            By  /s/ Susan Edstrom
                                            -----------------------------
Dated:  March 27 1996                       Susan Edstrom, Secretary
                                            Media Arts Group, Inc.

                          AMENDED AND RESTATED
                      CERTIFICATE OF INCORPORATION
                                   OF
                          MEDIA ARTS GROUP, INC.



Media Arts Group, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

   1. The name of the corporation (hereinafter, "Corporation") is: Media Arts Group, Inc. The Corporation was originally incorporated under the name MEDIA ARTS GROUP, Inc. and the date of filing of its original certificate of incorporation with the Secretary of State was April 28, 1993.

   2. The text of the Certificate of Incorporation is hereby amended and restated to read as follows:

FIRST:  The name of the Corporation is:  Media Arts Group, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is: 15 East North Street, in the City of Dover, County of Kent. The name of its registered agent at that address is:
Incorporating Service, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law (the "GCL") of the State of Delaware as set forth in Title 8 of the Delaware Code.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares of Common Stock, each having a par value of one penny ($.01), and 1,000,000 shares of Preferred Stock, each having a par value of one penny ($.01). Effective upon the date of the filing of this Amended and Restated Certificate of Incorporation, each share of Common Stock of this Corporation outstanding as of such date shall represent 1.054505 shares of Common Stock.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; and/or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. In furtherance and not in limitation of powers conferred by statue, the board of directors is expressly authorized to adopt, amend, or repeal the By-Laws of this Corporation.

3. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-laws so provide.

4. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders, provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: Meetings of stockholders may he held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   3. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the GCL.

IN WITNESS WHEREOF, Media Arts Group, Inc. has caused this certificate to be signed by its duly authorized officer as of this 10th day of June 1994.



                                       Media Arts Group, Inc.


                                       By  /s/ Kenneth E. Raasch
                                       ----------------------------------
                                       Kenneth E. Raasch
                                       Chief Executive Officer
                                       and President




Attest:


                                      By:  /s/ Susan C. Edstrom
                                      -----------------------------------
                                      Susan C. Edstrom
                                      Secretary

                      CERTIFICATE OF INCORPORATION

                                   OF

                          MEDIA ARTS GROUP, INC.



FIRST:  The name of the Corporation is:  MEDIA ARTS GROUP, Inc.
(hereinafter the "Corporation")

SECOND: The address of the registered office of the Corporation in the State of Delaware is: 15 East North Street, in the City of Dover, County of Kent. The name of its registered agent at that address is:
Incorporating Service, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL")

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, each having a par value of one penny ($.01), and 1,000,000 shares of Preferred Stock, each having a par value of one penny ($.0l).

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be
(i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; and/or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

FIFTH: The name and mailing address of the Sole Incorporator is as follows: Mark A. Pruner, 1206 "Q" Street, Suite 1, Sacramento,
California, 95814.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

3. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

4. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders, provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation nay be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place of places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose for forming a corporation pursuant to the GCL, do make this

Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of April 1993.



                                    By  /s/ Mark A. Pruner
                                    -----------------------------------
                                    MARK A. PRUNER
                                    Sole Incorporator